                                                                 EXHIBIT 10.20



                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT is made and entered into as of the 17th day of January, 1997, among PACKAGED ICE, INC., a Texas corporation (the "Company"), and the Investors named in Schedule A attached hereto and incorporated herein by reference (collectively "Investors" and individually "Investor").


                              W I T N E S S E T H:

         WHEREAS, to obtain additional equity financing, the Company desires to issue and sell shares of its $.01 par value Series B Convertible Preferred Stock (the "Series B Preferred Stock") to the Investors, and each Investor desires to purchase such Series B Preferred Stock, at the prices, on the terms, and subject to the conditions as set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:


                                   ARTICLE 1

                        PURCHASE AND SALE OF SECURITIES

         1.1 Authorization of Securities. The Company will authorize the issuance and sale of up to 200,000 shares of its Series B Preferred Stock, which shall have the powers, designations, preferences, rights, qualifications, limitations and restrictions as set forth in the form of Certificate of Designation of Resolutions Establishing Shares of Series B Preferred Stock ("Certificate of Designation") attached hereto as Exhibit 1.1 and incorporated herein. The Series B Preferred Stock shall sometimes hereinafter be referred to as the "Securities."

         1.2 Issuance and Sale of Securities. At the Closing, subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company agrees to issue and sell to each Investor, and each Investor severally agrees to purchase from the Company, the number of shares of Series B Preferred Stock, at the respective purchase prices, as set forth below the name of each Investor on Schedule A hereto.

         1.3 Delivery and Payment. At the Closing, the Company will execute and deliver to each Investor certificates evidencing the number of shares of Series B Preferred Stock purchased hereunder, as set forth opposite the name of each Investor on Schedule A hereto, against payment, by each Investor to the Company of the purchase price for the shares of Series B Preferred Stock as set forth below the name of each Investor on Schedule A hereto. Payment for the Securities shall be made by cancellation by the Investors of the principal and accrued interest payable under their respective 10% convertible demand promissory notes dated December 11, 1996.
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         1.4     Closing. The consummation of the issuance, sale and purchase of the Securities to be purchased pursuant to this Agreement shall be effected (the "Closing") at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 300 Convent, Suite 1500, San Antonio, Texas 78205 commencing at 10:00 a.m., on January 17, 1996 (the "Closing Date") or at such other time or place as the Company and the Investors shall mutually agree.

                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Investors as follows:

         2.1 Organization and Standing of the Company. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to issue the Securities and to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company and each of its subsidiaries is duly qualified to transact business and is in good standing in all jurisdictions in which such qualification is required. The copies of the Articles of Incorporation and Bylaws of the Company and each of its subsidiaries delivered to the Investors prior to the execution of this Agreement are true and complete copies of the duly and legally adopted Articles of Incorporation and Bylaws of the Company and its subsidiaries in effect as of the date of this Agreement.

         2.2 Capitalization of the Company. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of which 2,826,371 shares are issued and outstanding and 5,000,000 shares of preferred stock, par value $.01 per share. The Company's Board of Directors has authorized the designation of 450,000 shares of the preferred stock as the Series A Convertible Preferred Stock (the "Series A Preferred Stock"), of which 450,000 shares are issued and outstanding. The Company's Board of Directors has authorized the designation of 200,000 shares of the preferred stock as the Series B Convertible Preferred Stock (the "Series B Preferred Stock") and has authorized the issuance pursuant to this Agreement of 124,831 shares of Series B Preferred Stock. Except as set forth on Section 2.2 of the Disclosure Schedule, attached hereto as Schedule B and incorporated herein by reference (the "Disclosure Schedule"), at the Closing there will be no other warrants, options, subscriptions or other rights or preferences (including conversion or preemptive rights) outstanding to acquire capital stock of the Company or its subsidiary, or notes, securities or other instruments convertible into or exchangeable for capital stock of the Company, nor any commitments, agreements or understandings by or with the Company with respect to the issuance thereof, nor any obligation to repurchase or redeem any capital stock of the Company. Except as set forth on Section 2.2 of the Disclosure Schedule, no shareholders of the Company have any right to require the registration of any securities of the Company or to participate in any such registration. All outstanding securities of the Company have been issued in full compliance with


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an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act and from the registration and qualification requirements of all applicable state securities laws.

         2.3 Duly Issued. All of the issued and outstanding shares of Common Stock and Series A Preferred Stock have been duly authorized, are validly issued, fully paid and non-assessable. Upon issuance and delivery to each of the Investors of the number of shares of the Series B Preferred Stock set forth opposite each Investor's name on Schedule A against payment of the purchase price therefor pursuant to this Agreement, such shares will be validly issued, fully paid and non-assessable. The shares of Series B Preferred Stock, upon issuance pursuant to this Agreement, will have the rights and preferences set forth in the Certificate of Designation. The shares of Common Stock issuable upon conversion of the Series B Preferred Stock have been reserved for issuance based upon the initial Conversion Price (as defined in the Certificate of Designation), and when issued upon conversion, will be duly authorized, validly issued and outstand- ing, fully paid and nonassessable.

         2.4 Authorization. This Agreement has, and each other agreement required to be entered into by the Company pursuant to the terms and conditions hereof, when executed and delivered by the Company, will have been duly authorized, executed and delivered by and on behalf of the Company, and will constitute the valid and binding agreements of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. The Company has the requisite corporate power and authority to enter into this Agreement and each other agreement required to be entered into by the Company pursuant to the terms and conditions hereof, and to perform its obligations hereunder and thereunder.

         2.5 Subsidiaries. Except as set forth on Section 2.5 of the Disclosure Schedule, the Company has no subsidiaries and does not, directly or indirectly, own any interest in any corporation, partnership, firm or other business entity. The Company is not a participant in any joint venture, partnership, or similar agreement. Section 2.5 of the Disclosure Schedule accurately sets forth the name of each corporation, partnership, firm or other business entity in which the Company has an interest, the state of organization, and the percentage ownership by the Company.

         2.6     Financial Position.

                 (a) The Company has previously provided to the Investors the Company's audited, consolidated balance sheet as of December 31, 1995 (the "1995 Balance Sheet"), and the related consolidated statements of income and cash flow for the fiscal year then ended, together with the report thereon of Deloitte & Touche, LLP, certified public accountants, and the unaudited, consolidated balance sheet of the Company as at November 30, 1996 (the "November 30 Balance Sheet"), and the related, unaudited consolidated statements of income and cash flow for the eleven month period ended on November 30, 1996 (such balance sheets and related





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statements are collectively referred to herein as the "Financial Statements").
Except as set forth in Section 2.6 of the Disclosure Schedule, the Financial Statements present fairly the financial position of the Company and its subsidiaries as of such dates, respectively, all in conformity with generally accepted accounting principles, consistently applied, following in the case of the interim financial statements the Company's normal internal accounting practices and subject to year end adjustments and the absence of notes.

                 (b) Except as set forth on Section 2.6 of the Disclosure Schedule, since the date of the November 30 Balance Sheet, no event or condition has occurred, and no event or condition is to the knowledge of the Company's officers threatened, which has had a materially adverse effect, or could reasonably be expected to have a materially adverse effect, on the Company's or any subsidiary's properties, assets, or financial position. Except as set forth in Section 2.6 of the Disclosure Schedule, the Company has no material liabilities or financial obligations not disclosed in the November 30 Balance Sheet. Except as disclosed in the Financial Statements, the Company is not an indemnitor or guarantor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain its books and records in accordance with generally accepted accounting principles consistently applied. Since the November 30 Balance Sheet, neither the Company nor its subsidiaries has (i) incurred any debts, obligations or liabilities, absolute, accrued or contingent and whether due or to become due, except current liabilities incurred in the ordinary course of business, which (individually or in the aggregate) will not materially and adversely affect the business, properties or prospects of the Company or its subsidiaries; (ii) paid any obligation or liability other than, or discharged or satisfied any liens or encumbrances other than those securing current liabilities, in each case in the ordinary course of business; (iii) declared or made any payment or distribution to its shareholders as such or purchased or redeemed any of its shares of capital stock or other securities, or obligated itself to do so; (iv) sold, transferred or leased any of its assets except in the ordinary course of business; (v) issued or sold any shares of capital stock or other securities or granted any options, warrants or other purchase rights with respect thereto other than as contemplated by this Agreement. There has been no material adverse change in the condition, financial or otherwise, or operations, results of operations or business of the Company or its subsidiaries since the November 30 Balance Sheet.

         2.7 Tax Returns. Each of the Company and its subsidiaries has timely filed all Tax Returns required by law and has paid all Taxes required to be paid, together with any penalties and interest. These Tax Returns are true and correct in all material respects. There is no pending dispute with any taxing authority relating to any of the Company's or subsidiaries' Tax Returns. There is no tax audit of any Tax Return of the Company or any subsidiaries pending or currently in process. The Company and its subsidiaries have paid all Taxes and assessments determined to be owing as a result of any prior audit. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made other elections that would have a material adverse effect on the business, properties, prospects or financial condition of the Company or its subsidiaries. The Company and its subsidiaries have





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withheld or collected from each payment made to each employee, the amount of all Taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving offices or authorized depositories. For purposes of this Agreement, (i) the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, liabilities, additional amounts, penalties and additions to tax; and (ii) the term "Tax Return" shall mean any report, return, information return or other document (including related or supporting information) filed or required to be filed by the Company or its subsidiaries with any governmental or regulatory authority or other authority in connection with the determination, assessment or collection of any Taxes (whether or not such Taxes are imposed on the Company or its subsidiaries) or the administration of any law, regulation or administrative requirements relating to any Taxes.

         2.8 Title to Properties. Except as set forth on Section 2.8 of the Disclosure Schedule, each of the Company and its subsidiaries has good and marketable title to, and the exclusive use of, all of its tangible properties and assets, free and clear of all mortgages, liens, claims and encumbrances.

         2.9     ERISA

                 (a) The Company, each subsidiary and each ERISA Affiliate have complied in all material respects with the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA") and, where applicable, the Code regarding each Plan. "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company or any subsidiary would be deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

                 (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code. "Plan" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Company, any subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years, sponsored, maintained or contributed to, by the Company, any subsidiary or an ERISA Affiliate.

                 (c) No act, omission or transaction has occurred which could result in imposition on the Company, any subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed





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pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

                 (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the Pension Benefit Guaranty Corporation ("PBGC") (other than for the payment of current premiums which are not past due) by the Company, any subsidiary or any ERISA Affiliate has been or is expected by the Company, any subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred. "ERISA Event" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Company, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                 (e) Full payment when due has been made of all amounts which the Company, any subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

                 (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Company's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

                 (g) None of the Company, any subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Company, a subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

                 (h) None of the Company, any subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years sponsored, maintained or contributed to, any Multiemployer Plan. "Multiemployer Plan" shall mean a Plan defined as such in
Section 3(37) or 4001(a)(3) of ERISA.





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                 (i)      None of the Company, any subsidiary or any ERISA
Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

         2.10 No Breach. Except as set forth on Section 2.10 of the Disclosure Schedule, neither the Company nor its subsidiaries is in breach or default of any term or provision of their respective Articles of Incorporation or bylaws, or any material term or provision of any mortgage, indenture, instrument, lease, contract, commitment or other agreement to which the Company or any of its subsidiaries is a party or by which it is bound, or of any provision of any governmental statute, rule or regulation applicable to or binding upon the Company or any of its subsidiaries. Neither the execution and delivery of this Agreement and the other agreements required to be executed and delivered pursuant to the terms and conditions of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, (i) the Articles of Incorporation or bylaws of the Company or any of its subsidiaries, (ii) any agreement or instrument to which the Company or any of its subsidiaries is now a party or by which any of them is bound, or (iii) any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding on the Company or any of its subsidiaries, or (b) result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company or any of its subsidiaries.

         2.11 Litigation. Except as set forth on Section 2.11 of the Disclosure Schedule, there is no litigation or other legal, administrative or governmental proceeding pending or, to the knowledge of the officers of the Company, threatened against or relating to the Company, its subsidiaries, or their respective properties or business.

         2.12 Court Orders, Decrees, Etc. There is no outstanding order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or adversely affecting the Company, its subsidiaries, or their respective properties or business.

         2.13 Franchises, Permits, and Consents. Each of the Company and its subsidiaries possesses all governmental franchises, licenses, permits, consents, authorizations, exemptions and orders, required by the Company and its subsidiaries to carry on their businesses as now being conducted. All registrations, designations and filings with all governmental authorities required in the conduct of the businesses of the Company or its subsidiaries or in connection with the consummation of the transactions contemplated by this Agreement have been made or obtained.

         2.14 Insurance. The Company and its subsidiaries have in force, and have paid all premiums due on, liability, casualty and other insurance policies in the amounts and of the types set forth on Section 2.14 of the Disclosure Schedule. The Company believes, after advice from its insurance broker, that such insurance is in amounts acceptable for the nature and extent of the Company's and its subsidiaries' business and resources.





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         2.15    Securities Law Compliance. The offer, issuance and sale of the
Securities to be issued hereunder has been made in compliance with all applicable federal and state securities laws. Neither the Company nor anyone acting on its behalf has offered any of the Securities (or similar securities) for sale to, or solicited offers to buy any of the Securities (or similar securities) from, any prospective purchaser, so as to make the issuance and sale of the Securities hereunder subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws.

         2.16 Finders' Fees. Except as set forth on Section 2.16 of the Disclosure Schedule, the Company has incurred no liability for commissions or other fees to any finder or broker in connection with the transactions contemplated by this Agreement.

         2.17 Intellectual Property. Except as set forth on Section 2.17 of the Disclosure Schedule, to the actual knowledge of the Company's officers:

                 (a) The Company and its subsidiaries own or have the right to use pursuant to license, sublicense, public domain, agreement, or permission (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, together with all reissuances, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection there- with, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all other proprietary rights, and (vii) all copies and tangible embodiments thereof (in whatever form or medium) (collectively, "Intellectual Property"), currently being used or reasonably anticipated to be used in the operation of the Company's business.

                 (b) None of the Company and its subsidiaries has knowingly interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Company's officers has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation, including any claim that any of the Company and its subsidiary must license or refrain from using any Intellectual Property rights of any third party. To the knowledge of any of the officers of the Company and its subsidiaries, no third party has interfered with, infringed upon, or misappropriated in any material respect any Intellectual Property rights of any of the Company or its subsidiaries.





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                 (c)      The Disclosure Schedule identifies each patent or
registration which has been issued to any of the Company and its subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Company and its subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of the Company and its subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Section 2.17 of the Disclosure Schedule also identifies each trade name or unregistered trademark used by any of the Company and its subsidiaries. With respect to each such item of Intellectual Property required to be identified in the Disclosure
Schedule:

                          i.      the Company and its subsidiaries possess all
right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

                          ii.     except as set forth on the Disclosure
Schedule the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and

                          iii.    except as set forth on the Disclosure
Schedule no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of any of the officers of the Company and its subsidiaries, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item.

                 (d) Section 2.17 of the Disclosure Statement identifies each material item of Intellectual Property that any third party owns and that any of the Company and its subsidiaries uses pursuant to license, sublicense, agreement, or permission. The Company has delivered or made available at its offices to the Investors correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each such item of Intellectual Property required to be identified in the Disclosure Schedule:

                          i.      the license, sublicense, agreement, or
permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                          ii.     the license, sublicense, agreement or
permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                          iii.    no party to the license, sublicense,
agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                          iv.     no party to the license, sublicense,
agreement, or permission has repudiated any provision thereof; and





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                          v.      except as set forth on the Disclosure
Schedule none of the Company and its subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

         2.18 Environment, Health, and Safety. To the actual knowledge of the Company's officers, each of the Company and its subsidiaries has complied in all material respects with all laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) which have jurisdiction over the Company and its subsidiaries concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industri- al, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of the Company and its subsidiaries has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied, in all material respects, with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in such laws.

         2.19 Product Liability. To the actual knowledge of the Company's officers, none of the Company and its subsidiaries has any liability (and to such officers' actual knowledge there is no factual basis for any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of the Company and its subsidiaries.

         2.20 Conflicts of Interest. Except as disclosed in Section 2.20 of the Disclosure Schedule, no officer, director or shareholder of the Company or its subsidiaries or any affiliate of any such person has any direct or indirect interest (a) in any entity which does business with the Company or its subsidiaries, or (b) in any property, asset or right which is used by the Company or any subsidiary in the conduct of business, or (c) in any contractual relationship with the Company or any of its subsidiaries other than as an employee.

         2.21 Company Equipment. The Company's ice bagging equipment manufactured by Lancer Corporation (the "Equipment") has received approval by the National Sanitation Foundation. To the knowledge of the Company, the ice making equipment manufactured by Hoshizaki America, Inc. has received approval of the National Sanitation Foundation.





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         2.22    Material Contracts. Set forth in Section 2.22 of the
Disclosure Schedule are the following:

                 (a) A list of all written and oral contracts, agreements, subcontracts, purchase orders, commitments and arrangements involving payments remaining to or from the Company or any of its subsidiaries in excess of $10,000, and other agreements material to the Company's or its subsidiaries' business to which the Company or any of its subsidiaries is a party or by which it is bound under which full performance (including payment) has not been rendered by any party thereto;

                 (b) A listing of all employment agreements, consulting agreements, noncompetition agreements, all nondisclosure agreements which restrict the Company from disclosing information obtained from third parties, entered into or adopted by the Company or any of its subsidiaries;

                 (c) A listing of all deeds of trusts, mortgages, security agreements, pledge agreements and other agreements or arrangements whereby any of the assets or properties of the Company or any of its subsidiaries are subject to any lien, encumbrance, security interest or charge.

         Prior to the Closing Date, the Company shall, upon request, provide legal counsel for the Investors with a true and complete copy of each document referred to above. The Company and its subsidiaries have in all material respects substantially performed all obligations required to be performed by them to date and are not in default in any material respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which any of them is a party or by which any of them is otherwise bound. All instruments referred to above are in effect and enforceable according to their respective terms, and there is not under any of such instruments any existing material default or event of default or event which, with notice or lapse of time or both, would constitute an event of default thereunder. All parties having material contractual arrangements with the Company or any of its subsidiaries are in substantial compliance therewith and none are in material default in any respect thereunder.

         2.23 Small Business Concern. The Company (as that term is defined in Title 13, Code of Federal Regulations, Section 121.401) is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations,
Section 121.802 (the "SBIA"). The information set forth in the Small Business Administration Forms 480, 652 and Section A of Form 1031 regarding the Company is accurate and complete. Copies of such forms shall have been completed and executed by the Company and delivered to each Investor that is a licensed small business investment company (an "SBIC") at the Closing Date. The Company does not presently engage in, and it shall not hereafter engage in, any activities, and shall not use directly or indirectly the proceeds from the sale of the Securities for any purpose for which an SBIC is prohibited from providing funds by the SBIA.

         2.24 Application of Proceeds. The proceeds from the issuance and sale of Securities pursuant to this Agreement will be used to fund working capital and other general corporate purposes. No portion of such proceeds (i) will be used to provide capital to a corporation licensed under the SBIA, (ii) will be used outside the United States (except (x) to acquire abroad materials and industrial property rights for a domestic operation or (y) for transfer to a controlled foreign subsidiary, so long as at least 51% of the assets and activities of the Company will remain within the United States), or (iii) will be used for any purpose contrary to the public interest (including but not limited to activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of 13 CFR Section
107.901. The Company's primary business activity does not involve, directly or indirectly, providing funds to others, the purchase or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair, and the Company is not classified under Major Group 65 (Real Estate) of the SIC Manual.

         2.25 Disclosure. The Company has not knowingly withheld from the Investors any material facts relating to the assets, business, operations, financial condition or prospects of the Company or its subsidiaries. The representations and warranties contained in this Agreement and all other agreements being entered into in connection with this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein or therein not misleading.


                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF INVESTORS

         Each of the Investors severally, and not jointly, represents and warrants to the Company, the following:

         3.1 Authorization. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding agreement of the Investor enforceable in accordance with its terms, and each other agreement required to be entered into by the Investor pursuant to the terms and conditions hereof, when executed and delivered by the Investor will constitute the valid and binding agreement of the Investor enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. If the Investor is not a natural person, it has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

         3.2 Securities Not Registered. The Investor is acquiring the Securities for investment purposes only, for his own account and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws. The Investor has been advised that the Securities being purchased and issued hereunder have not been registered under the Securities Act or applicable state securities laws and that such shares must be held indefinitely unless the offer and sale thereof are subsequently registered under the Securities Act or an exemption from such registration is available. The Investor acknowledges and agrees that the certificates evidencing the Securities will bear a restrictive legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW AND THEY MAY NOT BE OFFERED FOR SALE OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED

and that such instruments will bear such restrictive or other legends as are required by applicable state laws.

         3.3 Access to Information. The Company has made available to the Investor the opportunity to ask questions of and to receive answers from the Company's officers, directors and other authorized representatives concerning the Company and its business and prospects and each Investor been permitted to have access to all information which he has requested in order to evaluate the merits and risks of the purchase of the Securities hereunder.

         3.4 Investor Due Diligence. In making the investment in the Company and its Securities, the Investor is not acting on the basis of, or relying upon, any promotional materials, business plans, financial projections, representations or warranties other than those express representations and warranties contained in this Agreement, and the Investor has performed its own due diligence and has independently made such studies and investigations of the Company's business, the market for the Company's products and services, the Company and its management, as the Investor deems necessary to formulate its decision to purchase Securities pursuant to the terms of this Agreement.

         3.5 Investment Experience. The Investor (i) has such knowledge, skill and experience in financial, business and investment matters relating to an investment of this type, that it is capable of evaluating the merits and risks of the purchase of the Securities, (ii) is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and (iii) has the ability to bear the risk of losing his entire investment in the Securities.

         3.6 Finders' Fees. The Investor has incurred no liability for commissions or other fees to any finder or broker in connection with the transactions contemplated by this Agreement.

                                   ARTICLE 4

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees that, unless a written waiver from the Investors in accordance with the provisions of Section 9.2 of this Agreement is first obtained, from and after the Closing Date the Company will fully comply with each of the following covenants of this Article 4.

         4.1 Books of Account. The Company will, and will cause each of its subsidiaries to, keep books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with generally accepted accounting principles. The Company will employ certified public accountants selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the Securities and Exchange Commission and who are one of the so-called "Big Six" accounting firms, and have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company and its subsidiaries as will satisfy the requirements of the Securities and Exchange Commission in effect at such time with respect to certificates and opinions of accountants.

         4.2 Furnishing of Financial Statements and Information. The Company will deliver to each Investor:

                 (a) as soon as practicable, but in any event within 30 days after the close of each month, unaudited consolidated balance sheets of the Company and its subsidiaries as of the end of such month, together with the related consolidated statements of operations and cash flow for such month, setting forth the budgeted figures for such month prepared and submitted in connection with the Company's annual plan as required under Section 4.3 hereof, all in reasonable detail in a form consistent with prior periods and certified by an authorized accounting officer of the Company, subject to year-end adjustments;

                 (b) as soon as practicable, but in any event within 165 days after the end of each fiscal year, a consolidated balance sheet of the Company and its subsidiaries, as of the end of such fiscal year, together with the related consolidated statements of operations, shareholders' equity and cash flow for such fiscal year, setting forth in comparative form figures for the previous fiscal year, all in reasonable detail and duly certified by the Company's independent public accountants, which accountants shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements;

                 (c) within 90 days after the end of each fiscal year, written notice of the current Conversion Price for the Series B Preferred Stock, including a brief statement indicating any adjustments reasonably anticipated;

                 (d) promptly after the submission thereof to the Company, copies of all reports and recommendations submitted by independent public accountants in connection with any annual or interim audit of the accounts of the Company or any of its subsidiaries made by such accountants;

                 (e) promptly after transmission thereof, copies of all reports, proxy statements, registration statements and notifications filed by it with the Securities and Exchange Commission pursuant to any act administered by the Securities and Exchange Commission or furnished to shareholders of the Company or to any national securities exchange;

                 (f) with reasonable promptness, such other financial data relating to the business, affairs and financial condition of the Company and any subsidiaries as is available to the Company and as from time to time the Investors may reasonably request;

                 (g) promptly following the issuance of any additional shares of Common Stock or of any securities convertible into Common Stock, or any options, warrants or other rights to purchase additional shares of Common Stock or convertible securities, written notice of the amount of securities so issued and the total consideration received therefor; and

                 (h) within 10 days after the Company learns in writing of the commencement or threatened commencement of any material suit, legal or equitable, or of any material administrative, arbitration or other proceeding against the Company, any of its subsidiaries or their respective businesses, assets or properties, written notice of the nature and extent of such suit or proceeding.

         4.3 Preparation and Approval of Budgets. At least one month prior to the beginning of each fiscal year of the Company, the Company shall prepare and submit to its Board of Directors, for its review and approval, an annual plan for such year, which shall include monthly capital and operating expense budgets, cash flow statements and profit and loss projections itemized in such detail as the Board of Directors may reasonably request. Each annual plan shall be modified as often as is necessary in the judgment of the Board of Directors to reflect changes required as a result of operating results and the other events that occur, or may be reasonably expected to occur, during the year covered by the annual plan, and copies of each such modification shall be submitted to the Board of Directors. The Company will, simultaneously with the submission thereof to the Board of Directors, deliver a copy of each such annual plan and modification thereof to each Investor.

         4.4 Inspection. The Company will permit the Investors, or any designee thereof, to visit and inspect the properties of the Company or any of its subsidiaries, including the financial books and records thereof, and the right to take extracts therefrom, and discuss the affairs, finances and accounts thereof with the appropriate officers, all at reasonable times upon reasonable notice, and as often as reasonably may be requested.

         4.5 Directors' and Shareholders' Meetings. The Investors shall have the right to elect three directors of the Company in accordance with the Amended and Restated Voting Agreement dated September 20, 1995, as amended, one to be designated by Steven P. Rosenberg, one to be designated by The Food Fund II Limited Partnership, and one to be designated by Norwest Equity Partners V, a Minnesota Limited Partnership.

         The Company shall reimburse the Investors for the reasonable out-of-pocket expenses incurred by them or the directors designated by them in connection with the attending of meetings by their director designees or carrying out any other duties by such director designees that may be specified by the Board of Directors; shall pay such director designees the same director's fees paid to the other non-employee directors of the Company; shall maintain as part of its Articles of Incorporation or Bylaws a provision for the indemnification of its directors to the full extent permitted by law; and enter into indemnity agreements reasonably satisfactory to Investors.

         In addition, the Company shall notify the Investors of all regular meetings and special meetings of the Board of Directors of the Company at least two business days in advance of such meetings.

         The Company agrees, as a general practice, to hold a meeting of its Board of Directors at least once every two months, and during each year to hold its annual meeting of shareholders within 30 days of delivery of the audited financial statements.

         4.6 Furnishing of Information. The Company will deliver to each Investor that is an SBIC:

                 (a) all information necessary in order for such Investor to prepare and file SBA Form 468 and other information requested or required by any governmental authority asserting jurisdiction over such Investor, such information to be provided within 20 days of such Investor's request;

                 (b) as soon as reasonably practical after the written request of any Investor that is an SBIC, confirm the use of the proceeds as described in Section 2.24 hereof; and

                 (c) with reasonable promptness, such information as from time to time the Investors may request to enable the Investors to comply with SBA regulations.

         4.7 Other Restrictions. Without the prior approval of the Board of Directors of the Company by an affirmative vote of at least two-thirds of its members, neither the Company nor its subsidiaries will do any of the following:

                 (a) declare or pay any dividend or make any other distribution on any shares of its capital stock other than those payable solely in shares of Common Stock, or purchase, redeem or otherwise acquire for any consideration, or set aside a sinking fund or other fund for the redemption or repurchase of any shares of capital stock or any warrants, rights or options to purchase shares of capital stock (except that any subsidiary may pay dividends to the Company);

                 (b) grant to the holders of any securities issued or to be issued by the Company a "demand" right to register such securities under the Securities Act;

                 (c) guarantee, endorse or otherwise be or become contingently liable, or permit any subsidiary to guarantee, endorse or otherwise become contingently liable, in connection with obligations in excess of one million dollars ($1,000,000) in the aggregate, securities or dividends of any person, firm, association or corporation (other than the Company and any 100% owned subsidiary), except that the Company and any subsidiary may endorse negotiable instruments for collection in the ordinary course of business;

                 (d) make or permit any subsidiary to make loans or advances to any person (including without limitation to any officer, director or shareholder of the Company or any officer or director of any subsidiary), firm, association or corporation (other than the Company and any 100% owned subsidiary), except advances to suppliers, customers and employees made in the ordinary course of business;

                 (e) make any material change in the nature of its business as carried on at the date of this Agreement;

                 (f) organize any subsidiary, joint venture, partnership, or acquire a business (by asset purchase, stock purchase, merger or otherwise), or acquire any assets or make any investment (all of the foregoing being hereinafter referred to as an "Investment"), except that in the case of an Investment which is in the same line of business as the Company (i.e., the distribution of packaged ice systems and the sale of bags for use in such systems) or to be used in or in connection with the Company's business as currently conducted, the Company and its subsidiaries may make such Investment to the extent that the total expenditure for such Investment does not exceed $500,000;

                 (g) issue any securities (including without limitation options, warrants, other rights to purchase capital stock or convertible securities of the Company) at a price which would result in an adjustment of the Conversion Price for the Series A Preferred Stock or the Series B Preferred Stock; or

                 (h) mortgage, pledge, or create a security interest in all or substantially all of the Company's assets as collateral, provided that the Company may pledge substantially all of its assets as security for its loan from Bank One Texas, N.A.

         4.8 Application of Proceeds. Unless otherwise approved by the Investors, the net proceeds received by the Company from the sale of the Securities shall be used substantially for working capital purposes. Pending use of the proceeds in the business, they shall be deposited in a bank or banks having deposits of $150,000,000 or more, invested in money market mutual funds having assets of $500,000,000 or more, or invested in securities issued or guaranteed by the United States Government.

         4.9 Compliance. So long as any Investor that is an SBIC holds any Securities (i) without the prior written consent of such Investor, the Company shall not use the proceeds from the sale of the Securities issued and sold pursuant to this Agreement for any purpose other than as set forth in Section
4.8 above, (ii) the Company shall not use the proceeds from the sale of the Securities issued and sold pursuant to this Agreement for any prohibited purposes outlined in the second sentence of Section 2.24, (iii) the Company shall not change its business activity in any manner which, by reason of such change in business activity, would cause the Company to fall within a different SIC Code and thereby render the Company ineligible as a "small business concern" under the SBIA and (iv) the Company shall at all times comply with the non-discrimination requirements of 13 CFR Parts 112, 113 and 117. The Company shall at all times permit any Investor that is an SBIC and, if necessary, a representative of the Small Business Administration, access to the Company's records and the Company shall provide such information as such Investor that is an SBIC may request in order to verify compliance with this Section 4.9 including, without limitation, an officer's certificate indicating such compliance. The Company hereby acknowledges that (A) any diversion of the proceeds from their intended use as specified in Section 4.8 and this Section 4.9, (B) the Company's becoming ineligible as a "small business concern" by reason of a change in the Company's business activity within one year from the Closing Date or (C) failure to provide the information specified in Section 4.6, shall entitle any Investor that is an SBIC, upon demand, and in addition to any other remedies that may exist, to immediate rescission of this Agreement and repayment in full of the funds invested hereunder as contemplated by 13 CFR
Section 107.305 and 13 CFR Section 107.706.

         4.10 No Issuance of Series B Preferred Stock. After the Closing, the Company shall not issue additional shares of the Series B Preferred Stock without the approval of the holders of 80% of the then outstanding shares of Series B Preferred Stock.

                                   ARTICLE 5

                      CONDITIONS TO INVESTORS' OBLIGATIONS

         The obligation of each Investor to purchase and pay for the Securities to be delivered to it hereunder at the Closing Date is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

         5.1 Compliance with Representations and Warranties. The representations and warranties contained in Article 2 hereof shall be true on and as of the Closing Date with the same effect as though made on and as of that date, and the Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by the Company prior to or at the Closing.

         5.2 Compliance Certificate. The Company shall have delivered to the Investors a certificate, dated as of the Closing Date and signed by the Company's President, certifying that the conditions in this Article 5 required to be fulfilled prior to the Closing Date have been fulfilled.

         5.3 Amendment No. 1 to Amended and Restated Shareholders Agreement. The Company and the holders of 80% or more of the outstanding shares of Common Stock and Series A Preferred Stock voting on an as-converted basis shall have entered into a counterpart of the Amendment No. 1 to Amended and Restated Shareholders Agreement in the form attached hereto as Exhibit 5.3.

         5.4 Amendment No. 1 to Amended and Restated Voting Agreement. The Company and the holders of 80% or more of the outstanding shares of Common Stock and Series A Preferred Stock voting on an as-converted basis shall have entered into Amendment No. 1 to Amended and Restated Voting Agreement in the form attached hereto as Exhibit 5.4.

         5.5 Stock Certificates. The Company shall have delivered to each of the Investors stock certificates evidencing the number of shares of Series B Preferred Stock purchased hereunder.

         5.6 Registration Rights Agreement. The Company and the Investors shall have duly authorized and executed Amendment No. 1 to Registration Rights Agreement in the form set forth as Exhibit 5.6 hereof.

         5.7 Opinion of Counsel. The Company shall have delivered to the Investors the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. dated the Closing Date, substantially in the form of Exhibit 5.7.

         5.8 Investment by Other Investors. On the Closing Date, concurrently with the purchase by such Investor, each other Investor shall have purchased and paid for the Securities being purchased by it hereunder.

         5.9 Execution of SBA Forms. Each of the Investors that is a small business investment company shall have received from the Company the Size Status Declaration on SBA Form 480 and the Company's duly executed certification, dated the Closing Date, on SBA Form 652 that the Company will not illegally discriminate in its operations, employment practices or facilities.

         5.10 Waiver of Preferential Rights. All of the shareholders not a party to this Agreement who are parties to that certain Stock Purchase Agreement dated September 20, 1995 by and among the Company, the Trustees UID 12/18/80 FBO Michael G. Jesselson, the Trustees UID 12/18/80 Grandchildren, J. Brad Fillmore, Lancer Corporation, Southwest Texas Distributors, Inc., Jeff Hinson and Alexander Cunningham Lasater, shall have waived their respective rights under Article 8 of said Stock Purchase Agreement to purchase the 10% convertible demand promissory notes dated December 11, 1996, any Series B Preferred Stock, and Common Stock issuable upon conversion of the Series B Preferred Stock.

                                   ARTICLE 6

                      CONDITIONS TO COMPANY'S OBLIGATIONS

         The obligation of the Company to issue and sell the Securities to the Investors hereunder is subject to the fulfillment by each Investor, at or before the Closing, of the following conditions:

         6.1 Compliance with Representations and Warranties. The representations and warranties of each of the Investors contained in Article 3 hereof shall be true on and as of the Closing Date with the same effect as though made on that date (except to the extent that any representations and warranties of the Investor specifically apply to conditions existing at a particular date).

         6.2 Other Agreements. The holders of 80% or more of the outstanding shares of Common Stock and Series A Preferred Stock voting on an as-converted basis shall have entered into the Amendment No. 1 to Amended and Restated Shareholders Agreement and the Amendment No. 1 to Amended and Restated Voting Agreement.

         6.3 Waiver of Preferential Rights. All of the shareholders not a party to this Agreement who are parties to that certain Stock Purchase Agreement dated September 20, 1995 by and among the Company, the Trustees UID 12/18/80 FBO Michael G. Jesselson, the Trustees UID 12/18/80 Grandchildren, J. Brad Fillmore, Lancer Corporation, Southwest Texas Distributors, Inc., Jeff Hinson and Alexander Cunningham Lasater, shall have waived their respective rights under Article 8 of said Stock Purchase Agreement to purchase the 10% convertible demand promissory notes dated December 11, 1996, any Series B Preferred Stock, and Common Stock issuable upon conversion of the Series B Preferred Stock.

                                   ARTICLE 7

                                INDEMNIFICATION

         The Company shall indemnify and hold harmless the Investors, and the Investors, severally and not jointly, shall indemnify and hold harmless the Company, against all claims, liability, damage, loss, cost and expense (including reasonable attorneys' and accountants' fees) incurred by the indemnified party or parties as a result of or in connection with the breach by the indemnifying party or parties of any representation, warranty or covenant contained in this Agreement or in any other agreement entered into pursuant to the terms and conditions of this Agreement and any and all actions, suits, proceedings, claims, demands and judgments incident to or alleged to be incident to any of the foregoing.

                                   ARTICLE 8

                                 OTHER MATTERS

         8.1 Termination of Rosenberg Option. Effective as of the Closing, that certain Stock Option Agreement dated June 9, 1992 among the Company and Steven P. Rosenberg, as amended on April 1, 1996, granting Steven P. Rosenberg the right to purchase 80,358 shares of Common Stock, shall be terminated and of no further force or effect.

         8.2 Waiver of Preemptive Rights. Each of Norwest Equity Partners V, a Minnesota Limited Partnership ("NEP") and The Food Fund II Limited Partnership ("FFLP") hereby waives its right under Article 8 of that certain Stock Purchase Agreement dated September 20, 1995 by and among the Company, NEP and FFLP (the "NEP/FFLP Stock Purchase Agreement") to purchase its Pro Rata Share (as such term is defined in the NEP/FFLP Stock Purchase Agreement) of the 10% convertible demand promissory notes dated December 11, 1996, the Series B Preferred Stock issued pursuant to this Agreement and Common Stock issuable upon conversion of the Series B Preferred Stock.

         8.3 Waiver of Preemptive Rights. Steven P. Rosenberg hereby waives his right under Article 8 of that certain Stock Purchase Agreement dated September 20, 1995 by and among the Company, Steven P. Rosenberg, and other investors named therein (the "Rosenberg Stock Purchase Agreement") to purchase his Pro Rata Share (as such term is defined in the Rosenberg Stock Purchase Agreement) of the 10% convertible demand promissory notes dated December 11, 1996, the Series B Preferred Stock issued pursuant to this Agreement and Common Stock issuable upon conversion of the Series B Preferred Stock.

                                   ARTICLE 9

                                 MISCELLANEOUS

         9.1 Notices. All notices, requests, demands and other communications hereunder, and each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, shall be in writing and shall be delivered by hand, overnight courier, facsimile transmission, or by United States Mail, and shall be deemed to have been duly given when actually received, or when mailed, first class postage prepaid, certified mail, return receipt requested, to an Investor at the address set forth below his name on Schedule A hereto, to the Company at the address set forth below, or to such other address as may be designated hereafter by prior written notice from the recipient to the sender:

         If by mail, to:                Packaged Ice, Inc.
                                        P.O. Box 79233
                                        Houston, Texas 77279-9233

         If by hand delivery or
         overnight mail, to:            Packaged Ice, Inc.
                                        8572 Katy Freeway, Suite 101
                                        Houston, Texas 77024

         If by FAX, to:                 Packaged Ice, Inc.
                                        Fax: (713) 464-4681

         9.2     Modification and Waiver.

                 (a) No amendment or modification to this Agreement shall be made without the approval of the Company and the affirmative vote of 80% of the shares of Series B Preferred Stock.

                 (b) Approval, waiver and consent by the Investors hereunder shall require the affirmative vote of the holders of 80% of the shares of Series B Preferred Stock.

                 (c) Notwithstanding anything to the contrary herein contained, the fulfillment by the Company of a condition precedent to an Investor's obligation to purchase Securities hereunder may be waived from time to time by any such Investor by written consent to, or waiver of, any such condition.

         9.3 Termination. This Agreement shall continue in effect from the date of execution until the Company has completed an initial public offering, defined as a bona-fide firm commitment underwritten public offering of shares of the Company's Common Stock made through a nationally recognized underwriting firm pursuant to an effective registration statement under the Securities Act, which results in gross proceeds to the Company of not less than $7.5 million.

         9.4 Conflicts. If there shall be any conflict between any provision of this Agreement and any provision of the other agreements required to be entered into pursuant to the terms and conditions of this Agreement, the conflicting provision of such other agreements shall control.

         9.5 Gender. Wherever herein, and in each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context may require.

         9.6 Headings. The headings contained in this Agreement, and in each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, are for reference purposes only and shall not in any way affect their meaning or interpretation.

         9.7 Counterparts. This Agreement, and each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.8 Parties in Interest. This Agreement, and each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, shall, except as may otherwise be specifically provided to the contrary therein, inure to the benefit of and be binding upon each of the parties hereto and thereto, as the case may be, and their respective heirs, executors, legal representatives, successors and assigns.

         9.9 Survival. All covenants, agreements, representations and warranties made herein, and in each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, or otherwise in writing in connection therewith, shall survive the execution and delivery hereof, and thereof and the consummation of the transactions contemplated hereby and thereby.

         9.10 Entire Agreement. This Agreement, and each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, embody the entire agreement and understanding between the parties thereto, and supersede all prior agreements and understandings, written and oral, relating to the subject matter thereof, including, without limitation, all letters of intent and summary term sheets heretofore executed or examined by the parties.

         9.11 Governing Law. THIS AGREEMENT, AND EACH OTHER AGREEMENT REQUIRED TO BE ENTERED INTO PURSUANT TO THE TERMS AND CONDITIONS OF

THIS AGREEMENT, SHALL, EXCEPT AS MAY OTHERWISE BE SPECIFICALLY PROVIDED TO THE CONTRARY THEREIN, BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         9.12 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, including, without limitation any claim for violation of securities laws, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, in Houston, Texas, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and shall not be appealable.

         9.13 Expenses and Attorneys' Fees. The Company shall pay all reasonable costs and expenses that are incurred with respect to the negotiation, execution, closing, delivery and performance of this Agreement, and each other agreement required to be entered into pursuant to the terms and conditions of this Agreement including without limitation those reasonable legal, accounting and travel costs and expenses incurred by the Investors. The Company's obligation to pay the Investors expenses shall not be incurred by the Company until the Closing.

         9.14 Language. The language used in this Agreement, and the other agreements required to be entered into pursuant to the terms and conditions of this Agreement, shall be deemed to be language chosen by the parties thereto to express their mutual intent, and no rule of strict construction against any party shall apply to any term or condition thereof.

         9.15 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         9.16 Waiver. No waiver by any party of the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other party from, performance of any other provision, condition or requirement herein; nor deemed to be a waiver of, or in any manner release the other party from future performance of the same provision, condition or requirement; nor shall any delay or omission by any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         9.17 No Third-Party Beneficiaries. Nothing contained in this Agreement shall be construed to give any person other than the Company and Investors, their successors and assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement.


                            (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

THE COMPANY:                               PACKAGED ICE, INC.


                                           By:
                                              --------------------------------
                                              James F. Stuart, President


THE INVESTORS:                             NORWEST EQUITY PARTNERS V,
                                           A MINNESOTA LIMITED PARTNERSHIP

                                           By: Itasca Partners V, L.L.P.,
                                               its General Partner

                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

                                           THE FOOD FUND II LIMITED PARTNERSHIP


                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------



                                           -----------------------------------
                                           Steven P. Rosenberg

Attachments:

Schedule A  - Investors
Schedule B  - Disclosure Schedule
Exhibit 1.1 - Certificate of Designation of Resolutions Establishing Shares of
              Series B Preferred Stock
Exhibit 5.3 - Amendment No. 1 to Amended and Restated Shareholders Agreement
Exhibit 5.4 - Amendment No. 1 to Amended and Restated Voting Agreement
Exhibit 5.6 - Amendment No. 1 to Registration Rights Agreement
Exhibit 5.7 - Opinion of Counsel

                                   SCHEDULE A


                      FOOD FUND II LIMITED PARTNERSHIP (1)
                         5720 SMETANA DRIVE, SUITE 300
                              MINNETONKA, MN 55343


             Shares                   Price                     Total
             ------                   -----                     -----
             4,161 shares             $6.07                     $25,257.27



                         NORWEST EQUITY PARTNERS V, (2)
                        A MINNESOTA LIMITED PARTNERSHIP
                            2800 PIPER JAFFRAY TOWER
                             222 SOUTH NINTH STREET
                           MINNEAPOLIS, MN 55402-3388


             Shares                   Price                     Total
             ------                   -----                     -----
             37,449 shares            $6.07                     $227,315.43


                            STEVEN P. ROSENBERG (3)
                             12124 MADELENE CIRCLE
                              DALLAS, TEXAS 75230

             Shares                   Price                     Total
             ------                   -----                     -----
             83,221 shares            $6.07                     $505,151.47


(1) The purchase price will be in the form of cancellation of a promissory note dated December 11, 1996 in the principal amount of $25,000 and forgiveness of accrued interest in the amount of $257.27.

(2) The purchase price will be in the form of cancellation of a promissory note dated December 11, 1996 in the principal amount of $225,000 and forgiveness of accrued interest in the amount of $2,315.43.

(3) The purchase price will be in the form of cancellation of a promissory note dated December 11, 1996 in the principal amount of $500,000 and forgiveness of accrued interest in the amount of $5,151.47.